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                              AMENDED AND RESTATED
                            REVOLVING PROMISSORY NOTE


$25,000,000.00                Albuquerque, New Mexico          January 31, 2000

         SBS TECHNOLOGIES, INC., a New Mexico corporation, having its principal office located at 2400 Louisiana Blvd., NE, AFC Building 5, Suite 600, Albuquerque, NM, 87110 ("BORROWER"), for value received, hereby promises to pay to the order of BANK OF AMERICA, N.A., formerly NationsBank, N.A., a national banking association ("LENDER"), at its Albuquerque, New Mexico office at 303 Roma, NW, Albuquerque, New Mexico 87102, or at such other address given to Borrower by Lender, in immediately available funds and in lawful money of the United States of America, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), or so much thereof as may be advanced and outstanding, on November 30, 2001, or sooner as provided in the Credit Agreement (as defined herein), together with interest on the unpaid principal balance of this Note from time to time outstanding at the applicable interest rate. Unless prohibited by Applicable Law and subject to the terms hereof and the Credit Agreement limiting interest to the Maximum Lawful Rate, interest on this Note shall be calculated on the basis of actual days elapsed, but as if each year consisted of 360 days.

         This Note is executed pursuant to that certain Modification of Credit Agreement, Guaranty Agreements and Related Loan Documents (the "MODIFICATION AGREEMENT") of even date herewith executed by and among Lender, Borrower and the Guarantors, pertaining to that certain Credit Agreement dated as of December 1, 1998, executed by and between Lender and Borrower, as previously modified by Note Modification Agreement dated as of November 30, 1999 (such Credit Agreement, as amended by such Note Modification Agreement and the Modification Agreement, and as it may hereafter be amended, supplemented, renewed, extended, or restated or replaced from time to time, the "CREDIT AGREEMENT"), and this
Note is the "Restated Note" defined and described in the Modification Agreement and the "Note" under and as defined in the Credit Agreement, the terms and provisions of the Credit Agreement and the Modification Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term used but not expressly defined herein shall have the meaning given to such term in the Credit Agreement as modified by the Modification Agreement. Reference is hereby expressly made to the Credit Agreement for a statement of the rights and obligations of Lender and the duties and obligations of Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay unpaid principal of and interest on this Note when due.

         Payment of this Note is guaranteed by the Guaranty Agreements. Any holder hereof shall be entitled to all benefits of and remedies set forth in the Credit Agreement and all the other Loan Documents.


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         This Note is given in modification, renewal, restatement and replacement, but not in novation or extinguishment, of the Revolving Promissory Note dated December 1, 1998, evidencing the Advances under the Available Commitment pursuant to the Credit Agreement. All rights and interests of Lender under the Credit Agreement and such prior note are renewed and extended hereby.

         Lender may disburse the principal of this Note to Borrower in one or more advances from time to time, subject to and upon the terms and conditions set forth in the Credit Agreement with respect to the Available Commitment, so long as the outstanding principal balance hereof never exceeds the then applicable amount of the Available Commitment, less any Letter of Credit Exposure. Subject to and upon the terms and conditions of the Credit Agreement, Borrower shall be entitled to prepay the principal of this Note from time to time, in whole or in part, without premium or penalty, except for any prepayment fee due upon prepayment of a LIBOR Rate Portion prior to the expiration of the applicable Interest Period as provided in Section 3.5(g) of the Credit Agreement, and thereafter, prior to the maturity date hereof (and provided that no Default has occurred and is in existence), to request additional advances hereunder, subject to and in accordance with the terms and conditions of the Credit Agreement.

         1.  INTEREST AND PAYMENT.

                  (a) MATURITY. The entire principal balance of this Note, and all accrued but unpaid interest hereon, shall be due and payable in full on the Termination Date.

                  (b) ACCRUAL OF INTEREST. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate per annum equal to the lesser of
(i) at Borrower's option exercised in accordance with the terms of the Credit Agreement, the Variable Rate or the LIBOR Rate with respect to the Variable Rate Portions and the LIBOR Rate Portions outstanding hereunder from time to time, subject, however, to the provisions of the Credit Agreement, or (ii) the Maximum Lawful Rate; provided, however, that as to any portion of the outstanding principal balance hereof that is not subject to an effective election of or conversion to the LIBOR Rate in accordance with the terms of the Credit Agreement, interest on such portion of this Note shall accrue interest at the lesser of (i) the Variable Rate or (ii) the Maximum Lawful Rate. Interest on this Note shall be calculated at a daily rate equal to 1/360 of the annual percentage rate which this Note bears, subject to the provisions hereof limiting interest to the Maximum Lawful Rate. Without notice to Borrower or any other Person, the Variable Rate and the Maximum Lawful Rate shall each automatically fluctuate upward and downward as and in the amount by which the Base Rate and the Maximum Lawful Rate, respectively, fluctuate, subject always to limitations contained in this Note and the Credit Agreement.

                  (c) AGREEMENTS CONCERNING PRICING ELECTION. Reference should be made to the provisions of SECTION 3.5 of the Credit Agreement concerning the terms, manner and agreements related to the interest rate elections available to Borrower under this Note.


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                  (d)    PRINCIPAL AND INTEREST PAYMENTS. Principal and interest
hereon shall be due and payable as is provided in ARTICLE III of the Credit Agreement, which provides, in part, for payments of accrued, unpaid interest on the first (1st) day of each calendar quarter and, with respect to any LIBOR Rate Portion, on the last day of the applicable Interest Period.

                  (e) COSTS DUE TO REGULATORY CHANGES. Borrower shall indemnify Lender against and reimburse Lender for increased costs to Lender, as a result of any Regulatory Change, in the maintaining of any LIBOR Rate Portion. All payments made pursuant to this paragraph shall be made free and clear, without reduction for, or account of, any present or future taxes or other levies of any nature, excluding net income and franchise taxes.

                  (f) DEFAULT RATE. After maturity of this Note or the occurrence of an Event of Default, the outstanding principal balance of this Note shall, at the option of Lender, bear interest at the Default Rate. Any past due principal and, to the extent permitted by law, past due interest on the Loan shall bear interest, payable as it accrues on demand, for each day until paid at the Default Rate. Such interest shall continue to accrue at the Default Rate notwithstanding the entry of a judgment with respect to any of the Obligation or the foreclosure of any of Lender's Liens.

                  (g) MAXIMUM LAWFUL RATE ADJUSTMENTS. If at any time a change in the Variable Rate or the LIBOR Rate shall cause the rate of interest on this Note to be limited to the Maximum Lawful Rate, any subsequent reductions in the Variable Rate or the LIBOR Rate, as applicable, shall not reduce the rate of interest on this Note below the Maximum Lawful Rate until the total amount of interest accrued equals the amount of interest which would have accrued if the Variable Rate or the LIBOR Rate, as applicable, had at all times been in effect. In the event that at maturity (stated or by acceleration), or at the final payment of the Loan, the total amount of interest paid or accrued on the Loan is less than the amount of interest which would have accrued if the Variable Rate or the LIBOR Rate, as applicable, had at all times been in effect with respect thereto, then at such time, to the extent permitted by law, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Variable Rate or the LIBOR Rate, as applicable, had at all times been in effect and the amount of interest which would have accrued if the Maximum Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid on the Loan.

         2. DEFAULT. The occurrence of a Default or an Event of Default, under and as defined in the Credit Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

         3.  REMEDIES.

             (a) ALL REMEDIES AVAILABLE. Upon the occurrence of an Event of Default, the holder hereof shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Borrower, and to exercise any of


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its other rights, powers and remedies under this Note, under the Credit
Agreement or any other Loan Document, or at law or in equity.

             (b) NO WAIVER. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

         4.       USURY SAVINGS PROVISIONS.

                  (a) GENERAL LIMITATION. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.

                  (b) INTENT OF PARTIES. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Borrower, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new


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document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "APPLICABLE LAW" as used herein shall mean the laws of the State of New Mexico, or any applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under New Mexico law. The provisions of this paragraph shall control all agreements between Borrower and Lender.

         5.       GENERAL PROVISIONS.

                  (a) BUSINESS DAY. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

                  (b) MANNER OF PAYMENT. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Credit Agreement, including, without limitation, SECTION 3.10 of the Credit Agreement.

                  (c) PREPAYMENTS. Prepayments may be made on this Note subject to and in accordance with SECTIONS 3.5(g) and 3.6 of the Credit Agreement.

                  (d) APPLICATION OF PAYMENTS. All payments made on this Note shall be applied in accordance with SECTIONS 3.11 and 8.8 of the Credit Agreement, as applicable. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default. Except to the extent specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness owing by Borrower to the holder hereof in such order and manner as the holder hereof shall deem appropriate, any instructions from Borrower or anyone else to the contrary notwithstanding.

                  (e) COSTS OF COLLECTION. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal and


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interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees.

                  (f) WAIVERS AND ACKNOWLEDGMENTS. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notice (except only for any notice that is specifically required by the terms of the Credit Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against Borrower or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

                  (g) AMENDMENTS IN WRITING. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

                  (h) PURPOSE OF PROCEEDS. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

                  (i) NOTICES. Any notice required or which any party desires to give under this Note shall be given and effective as provided in SECTION 9.2 of the Credit Agreement.

                  (j) ASSIGNMENTS/PARTICIPATIONS. Holder acknowledges and agrees that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Credit Facility or transfer to any Person a participation interest in the Credit Facility.

                  (k) SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Borrower shall bind its successors and assigns and shall be for the benefit of Lender and any holder hereof, and their successors and assigns, whether so expressed or not.

                  (l) TIME OF THE ESSENCE. Time shall be of the essence in this Note with respect to all of Borrower's obligations hereunder.

                  (m) JURY TRIAL WAIVER. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF BORROWER AND LENDER HEREBY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE (WHETHER A


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CLAIM IN TORT, CONTRACT, EQUITY OR OTHERWISE) ARISING UNDER OR RELATING TO
THIS NOTE, THE OTHER LOAN DOCUMENTS OR ANY RELATED MATTERS, AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                  (n) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY NEW MEXICO LAW, EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES PURSUANT TO SECTION 9.8 OF THE CREDIT AGREEMENT OR OTHERWISE. THE BOOKS AND RECORDS OF LENDER SHALL CONSTITUTE PRIMA FACIE EVIDENCE OF ALL SUMS DUE LENDER HEREUNDER.

                  (o) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN LENDER AND BORROWER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF LENDER AND BORROWER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.

                             BORROWER:

                             SBS TECHNOLOGIES, INC., a New Mexico corporation



                             By: /s/ J. E. Dixon
                                ------------------------------------------------
                                  James E. Dixon, Jr.
                                  Vice President, Finance and Administration

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